Exhibit 6(ii)
                                   Exhibit E
                                     to the
                             Distributor's Contract

                  Federated Total Return Limited Duration Fund
                              Institutional Shares


       In consideration of the mutual covenants set forth in the Distributor's Contract dated December 1, 1993 between Federated Total Return Series, Inc. and Federated Securities Corp., Federated Total Return Series, Inc. executes and delivers this Exhibit on behalf of the Funds, and with respect to the Institutional Shares thereof, first set forth in this Exhibit.
       Witness the due execution hereof this 1st day of September, 1996.

ATTEST:                       FEDERATED TOTAL RETURN SERIES,          INC.



/s/  John W. McGonigle        By:/s/ Glen R. Johnson
Secretary                     President
(SEAL)

ATTEST:                       FEDERATED SECURITIES CORP.


/s/  Byron F. Bowman          By:/s/ Edward C. Gonzales
Secretary                     Executive Vice President
(SEAL)